UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 26, 2010 (April 23, 2010)
Date of Report (Date of earliest event reported)

NORTHERN ILLINOIS GAS COMPANY
(Doing Business as NICOR GAS COMPANY)
(Exact name of registrant as specified in its charter)

Illinois	1-7296	36-2863847
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1844 Ferry Road
Naperville, Illinois 60563-9600
 (Address of principal executive offices) (Zip Code)

(630) 983-8888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 23, 2010, Nicor Inc., the parent of Northern Illinois Gas Company, and Northern Illinois Gas Company entered into a $600 million 3-year revolving credit facility expiring in 2013.  Also, Northern Illinois Gas Company entered into a $400 million 364-day seasonal revolving credit facility expiring in April 2011.  These two syndicated revolving credit facilities replace an existing $600 million 5-year revolver and a $550 million seasonal revolver which were set to expire in September and May of 2010, respectively.

The new facilities include a total of 19 lenders and were arranged by J.P. Morgan Securities Inc., RBS Securities Inc. and Wells Fargo Securities, LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                Northern Illinois Gas Company

Date                 April 26, 2010                                                                                                                               /s/ PAUL C. GRACEY, JR.
                                                                                                                                                                                Paul C. Gracey, Jr.
                Senior Vice President, General
                Counsel and Secretary